UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

EDGEN MURRAY II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	333-165298-01	20-8864225
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Edgen Murray II, L.P.’s (the “Company”) selected consolidated financial and other information as of March 31, 2011 and December 31, 2010, and for the three months ended March 31, 2011, December 31, 2010, and March 31, 2010 follows:

(in millions)	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Statement of Operations

Sales	$185.6	$173.3	$144.5
Income from operations	5.1	3.4	0.7
Net loss	(10.0)	(11.0)	(7.0)

Statement of Cash Flows

Cash (used in) provided by operations	$(7.9)	$28.5	$35.8
Changes in operating assets and liabilities	(2.3)	33.6	35.5
Cash provided by (used in) investing activities	5.9	(3.6)	(0.7)
Cash used in financing activities	(0.1)	(0.2)	(0.8)

Other

Sales backlog (end of period)	$312	$210	$140

		March 31, 2011	December 31, 2010
Balance Sheet

Cash		$61.2	$62.5

Accrued interest		12.1	26.3

Total debt (including capital lease)		480.6	479.8
Borrowings under ABL Facility		—	—
Borrowings under Foreign Facility		—	—

Borrowing availability:
ABL Facility		$79.9	$80.8
Foreign Facility		11.2	11.1

Total		$91.1	$91.9

Conference Call

A conference call to discuss the financial results of the Company for the three months ended March 31, 2011 will be held on Thursday, May 26, 2011, at 11 a.m. Eastern time (10:00 a.m. Central time).

Interested parties in the United States may dial 1-877-317-6789. Additionally, interested parties in Canada may dial 1-866-605-3852, and international parties may dial 1-412-317-6789, to listen live to the conference call.

A replay of the teleconference (conference number 450977) will be available in the United States by dialing 1-877-344-7529 and international parties may dial 1-412-317-0088. A replay of the teleconference will also be available through the Investors link on the Company’s website, www.edgenmurray.com, as soon as possible and will remain available for seven days following the date the replay is posted.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011	EDGEN MURRAY II, L.P.

	By:	/s/ David L. Laxton, III
		Name:	David L. Laxton, III
		Title	Chief Financial Officer

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